EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
----------------------------------------

STEPP LAW GROUP
A PROFESSIONAL CORPORATION
1301 Dove Street, Suite 460
Newport Beach, California, 92660-2422
Telephone:  949.660.9700
Facsimile:  949.660.9010

                    Opinion of Counsel and Consent of Counsel
January 28, 2003

Board of Directors
Branson Jewelry (USA), Inc.
1122 6th Avenue North
Seattle, Washington 98109

     Re: Registration Statement on Form SB-2
         -----------------------------------

Ladies and Gentlemen:

As special counsel to Branson Jewelry (USA), Inc., a Nevada corporation (the "Company"), we have reviewed the form of that certain Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 2,522,500 shares of the Company's $.001 par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). As special counsel to the Company, we have relied solely upon representations and warranties provided by officers of the Company for purposes of this opinion. Based upon such representations and warranties, we are of the opinion that the Shares, when sold, will be legally issued, fully paid and non-assessable shares of the common stock of the Company.

(begin boldface)
We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

This opinion relates only to matters of Nevada corporate law. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.
(end boldface)

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be distributed regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.

Sincerely,

/s/ Thomas E. Stepp, Jr.
------------------------
Stepp Law Group